EXHIBIT 14(b)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings California Insured Fund, Inc.:

We consent to the reference to us under the captions "Comparison of the Funds-Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement on Form N-14.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
September 30, 1999